Exhibit 10.8

ONEOK, Inc.

2005 NONQUALIFIED

DEFERRED COMPENSATION PLAN

As Amended and Restated December 18, 2008

ONEOK, Inc.
2005 NONQUALIFIED DEFERRED COMPENSATION PLAN
As Amended and Restated December 18, 2008

Table of Contents

ARTICLE I PURPOSE		1
1.1	Statement of Purpose; Effective Date	1
ARTICLE II DEFINITIONS		1
2.1	Definitions	1
ARTICLE III ELIGIBILITY AND PARTICIPATION		12
3.1	Eligibility	12
3.2	Participation	12
3.3	Elections to Participate Irrevocable	12
3.4	Exclusion from Eligibility	12
ARTICLE IV DEFERRAL OF COMPENSATION AND EXCESS AMOUNTS		13
4.1	Amount and Time of Election to Defer	13
4.2	Deferral Periods; Payment	14
4.3	Committee Authority; Deferral of Compensation	15
4.4	General Requirements for All Elections	15
4.5	Subsequent Elections	16
4.6	Crediting Deferred Base Salary and Bonus	18
4.7	Crediting of Plan Excess Amounts	18
ARTICLE V PLAN EXCESS AMOUNTS		18
5.1	General	18
5.2	Thrift Plan Excess Employee Amount	19
5.3	Thrift Plan Excess Matching Amount	19
5.4	Profit Sharing Plan Excess Amount	19
5.5	Retirement Plan Covered Compensation Excess Amount	19
5.6	Supplemental Credit Amount	20
5.7	Required Elections to Defer Excess Amounts	20
ARTICLE VI BENEFIT ACCOUNTS		20
6.1	Determination of Account	20
6.2	Crediting of Investment Return; Other Items to Participant Accounts	20
6.3	Investment Return; Designated Deemed Investment	21
6.4	Statement of Account	21
6.5	Vesting of Participant Accounts	21

  i

ARTICLE VII PAYMENT OF BENEFITS		22
7.1	Requirements for Distributions and Payments	22
7.2	Payment of Plan Benefit; Long-Term Deferrals	23
7.3	Payment of Plan Benefit; Short-Term Deferrals	23
7.4	Specified Employee Six (6) Month Required Delay in Distribution and Payment	23
7.5	Form of Distribution and Payment	24
7.6	Distribution and Payment for Subsequent Elections	25
7.7	Distribution and Payment for Early Separation from Service	25
7.8	Distribution and Payment of Plan Benefit Upon Disability	25
7.9	Distribution and Payment of Plan Benefit Upon Death	25
7.10	Payment of Deferrals for Unforeseeable Emergency	25
7.11	Commencement of Distributions and Payments	26
7.12	No Acceleration of Distribution and Payment	26
7.13	Retirement Plan Excess Amount	27
ARTICLE VIII BENEFICIARY DESIGNATION		27
8.1	Beneficiary Designation	27
8.2	Amendments	28
8.3	No Designation	28
8.4	Effect of Payment	28
ARTICLE IX ADMINISTRATION		28
9.1	Plan Committee; Authority and Duties	28
9.2	Agents	30
9.3	Binding Effect of Decisions	30
9.4	Indemnity of Committee	30
ARTICLE X AMENDMENT AND TERMINATION OF PLAN		30
10.1	Amendment	30
10.2	Termination	31
ARTICLE XI PLAN EFFECT, LIMITATIONS, MISCELLANEOUS PROVISIONS		31
11.1	Nature of Employer Obligation; Funding	31
11.2	Trusts; Transfers of Assets, Property	31
11.3	Nonassignability	32
11.4	Captions	33
11.5	Governing Law	33
11.6	Successors	33
11.7	No Right to Continued Service	33

  ii

EXHIBIT A	34
EXHIBIT B	35
EXHIBIT C	36
EXHIBIT D	38

iii

ONEOK, Inc.
2005 NONQUALIFIED DEFERRED COMPENSATION PLAN
As Amended and Restated December 18, 2008

ARTICLE I
PURPOSE

1.1	Statement of Purpose; Effective Date

This ONEOK, Inc., 2005 Nonqualified Deferred Compensation Plan (the “Plan”) and related agreements between the Employer and certain management or highly compensated employees is an unfunded, nonqualified deferred compensation plan and arrangement.

The purpose of the Plan is to provide a select group of management and highly compensated employees of the Employer with the option to defer the receipt of portions of their compensation payable for services rendered to the Employer, and provide nonqualified deferred compensation benefits which are not available to such employees by reason of limitations on employer and employee contributions to qualified pension or profit-sharing plans under the federal tax laws.

It is intended that the Plan will assist in attracting and retaining qualified individuals to serve as officers and managers of the Employer; and the Plan is intended to constitute a plan which is unfunded and maintained by an employer primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees within the meaning of, and as described in Section 201(2) and related provisions of ERISA.

The Plan is intended to meet all requirements of Section 409A of the Code for compensation deferred under the Plan to not be includible in gross income of the Participant until actually paid or distributed pursuant to the Plan.

The Plan is generally effective on January 1, 2005.

ARTICLE II
DEFINITIONS

2.1	Definitions

When used in this Plan and initially capitalized, the following words and phrases shall have the meanings indicated:

Account

“Account” means an account established and maintained for a Participant pursuant to this Plan, to which there shall be credited with and include all amounts of Deferred Compensation that is deferred by and for the Participant under the Plan, which may be accounted for as one or more separate items, amounts or subaccounts for the compensation that is deferred and credited pursuant to the Plan, and investment return thereon, to as determined and prescribed by the Committee.

Base Salary

“Base Salary” means a Participant’s basic wage or salary paid by the Employer to the Participant without regard to any increases or decreases in such basic wage or salary as a result of (i) an Election to defer basic wage or salary under this Plan or (ii) an Election between benefits or cash provided under a plan of the Employer maintained pursuant to Sections 125 or 401(k) of the Code, and as limited in Exhibit B attached hereto. The Base Salary does not include any Lump Sum Merit Award paid to a Participant, nor any Bonus, as defined in Section 2.5, below.

Beneficiary

“Beneficiary” means the person or persons designated or deemed to be designated by the Participant pursuant to Article VIII to receive benefits payable under the Plan in the event of the Participant’s death.

Board

“Board” means the Board of Directors of the Corporation.

Bonus

“Bonus” means the cash bonus paid or payable by the Employer to a Participant under an Incentive Plan without regard to any decreases as a result of (i) an Election to defer all or any portion of such Bonus under this Plan or (ii) an Election between benefits or cash provided under the Thrift Plan or any other plan of the Employer maintained pursuant to Section 401(k) of the Code.

Change in Ownership or Control

“Change in Ownership or Control” means to the extent provided by Treasury Regulations issued under Code Section 409A, a change in the ownership or effective control of the Corporation, or in the ownership of a substantial portion of the assets of the Corporation.

Code

“Code” means the Internal Revenue Code of 1986, and Treasury regulations thereunder, as amended from time to time.

Committee

“Committee” means the Executive Compensation Committee of the Board of Directors of the Corporation.

Compensation

“Compensation” means the Base Salary and Bonus payable with respect to an Eligible Employee for each calendar year.

Corporation

“Corporation” means ONEOK, Inc., its successors and assigns, or any division or Subsidiary thereof.

Deferred Compensation

"Deferred Compensation" means the Base Salary and Bonus deferred by a Participant under the Plan, and Qualified Employer Plan Excess Amounts and Supplemental Credit Amounts that are accrued, deferred and credited by the Corporation for a Participant under the Plan, that are made payable to a Participant in a later taxable year of the Participant pursuant to this Plan.

Defined Contribution Plan Excess Amounts

"Defined Contribution Plan Excess Amounts" means the excess amounts deferred by or for a Participant under this Plan with respect to qualified defined contribution plans established and maintained by the Corporation pursuant to Article V of the Plan.

Determination Date

“Determination Date” means a date on which the amount of a Participant’s Account is determined and updated as provided in Article VI. Each December 31 of a calendar year shall be the Determination Date.

Disabled

“Disabled” or “Disability” means that a Participant is unable to engage in substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, or is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under an accident or health plan covering Employees of the Corporation. A Participant will be deemed to be Disabled if such Participant is determined to be totally disabled by the Social Security Administration.

Early Separation from Service

“Early Separation from Service” means a Participant’s Separation from Service prior to attaining age fifty (50) and completing five (5) years of service with the Corporation that is not by reason of death or Disability.

Early Separation from Service Form of Payment

“Early Separation from Service Form of Payment” shall mean the form of payment and distribution of a Participant’s Plan Benefit in the event of his/her Early Separation from Service which shall be a single lump sum payment at his/her Early Separation from Service Specified Time of Distribution.

Early Separation from Service Specified Time of Distribution

“Early Separation from Service Specified Time of Distribution” means a time of distribution and payment of the Participant’s Plan Benefit which is the date of his/her Early Separation from Service.

Election

“Election” means the election of a Participant or the Corporation for payment and distribution of Deferred Compensation to the Participant for services performed for a Plan Year.

Eligible Employee

“Eligible Employee” means a highly compensated or management employee of the Corporation who is designated by the Committee, by individual name, or group or description, in accordance with Section 3.1, as eligible to participate in the Plan.

Employee

“Employee” means an employee of the Corporation or a Subsidiary.

Employer

“Employer” means, with respect to a Participant, the Corporation or the Subsidiary which pays such Participant’s Compensation.

ERISA

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

Exchange Act

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

Fiscal Year

“Fiscal Year” means the fiscal year of the Corporation commencing January 1 and ending the following December 31.

Fixed Schedule

“Fixed Schedule” means the distribution or payment of Deferred Compensation deferred under the Plan in a fixed schedule of distributions or payments that are determined and fixed at the time the deferral of such compensation is first elected by the Participant or Corporation under the Plan.

Incentive Plan

“Incentive Plan” means the Annual Officer Incentive Plan or Annual Employee Incentive Plan of the Corporation, as applicable to a Participant under the terms and provisions thereof.

Investment Return

“Investment Return” means the rate of investment return to be credited to a Participant’s Account pursuant to Section 6.2, which rate shall be determined in accordance with Section 6.3 and Exhibit “C” attached hereto; provided, that no Investment Return shall be credited with respect to the Retirement Plan Excess Amount.

Just Cause

“Just Cause” shall mean the Employee’s conviction in a court of law of a felony, or any crime or offense in a court of law of a felony, or any crime or offense involving misuse or misappropriation of money or property; the Employee’s violation of any covenant, agreement or obligation not to disclose confidential information regarding the business of the Corporation (or a division or Subsidiary); any violation by the Employee of any covenant not to compete with the Corporation (or a division or Subsidiary); any act of dishonesty by the Employee which adversely affects the business of the Corporation (or a division or Subsidiary); any willful or intentional act of the Employee which adversely affects the business of, or reflects unfavorably on the reputation of the Corporation (or a division or Subsidiary); the Employee’s use of alcohol or drugs which interferes with the Employee’s performance of duties as an employee of the Corporation (or a division or Subsidiary); or the Employee’s failure or refusal to perform the specific directives of the Corporation’s Board, or its officers which directives are consistent with the scope and nature of the Employee’s duties and responsibilities with the existence and occurrence of all of such causes to be determined by the Corporation in its sole discretion; provided, that nothing contained in the foregoing provisions of this paragraph shall be deemed to interfere in any way with the right of the Corporation (or a division or Subsidiary), which is hereby acknowledged, to terminate the Employee’s employment at any time without cause.

Long-Term Deferral

“Long-Term Deferral” means a deferral Election that is not a Short-Term Deferral and under which distribution and payment of the Deferred Compensation and the Plan Benefit shall be distributed and paid at a Specified Time that shall be the Normal Specified Time of Distribution of the Participant. If a Subsequent Election is made, the Plan Benefit deferred by a Long-Term Deferral in the Election shall then be distributed and paid at the Subsequent Election Specified Time of Distribution elected in the Subsequent Election.

Lump Sum Merit Award

“Lump Sum Merit Award” means a Lump Sum Merit Award granted and paid to a Participant pursuant to the merit compensation program of the Corporation and its Subsidiaries.

Normal Specified Time of Distribution

"Normal Specified Time of Distribution" means a specified time that must be expressly designated as the Specified Time of Distribution of the compensation deferred by a Participant in and for each Long-Term Deferral Election, which Normal Specified Time of Distribution shall be the first date on which the Participant has (i) attained the age of fifty (50) years, (ii) completed five (5) years of service with the Corporation, and (iii) had a Separation from Service.

Participant

“Participant” means any Eligible Employee who elects to participate by filing a Participation Agreement as provided in Section 3.2.

Participation Agreement

“Participation Agreement” means the agreement filed by a Participant, in the form prescribed by the Committee, pursuant to Section 3.2.

Person

“Person” means an individual, a trust, estate, partnership, limited liability company, association, corporation or other entity.

Performance-Based Compensation

“Performance-Based Compensation” means compensation, including Bonus (as hereinabove defined), that is conditioned upon or subject to meeting certain requirements similar to those under Code Section 162(m), as more particularly provided for in Treasury Regulations issued under Code Section 409A.

Plan

“Plan” means this ONEOK, Inc. 2005 Nonqualified Deferred Compensation Plan, as amended from time to time.

Plan Benefit

“Plan Benefit” means the deferred benefit payable to a Participant or a Participant’s Beneficiary pursuant to Article VII and otherwise under the Plan.

Plan Year

“Plan Year” means a twelve-month period commencing January 1 and ending the following December 31.

Profit Sharing Plan

“Profit Sharing Plan” means the Profit Sharing Plan of the Corporation.

Profit Sharing Plan Excess Amount

“Profit Sharing Plan Excess Amount” means an amount equal to the Participant’s Compensation for the Plan Year that is used for calculating Company Contributions to the Profit Sharing Plan multiplied by the applicable percentage for determining the Company Contributions under the Profit Sharing Plan for the Plan Year, minus the amount of Profit Sharing Plan Company Contributions that are allocated to the Participant’s  Account for that Plan Year; it being intended that a Participant shall have credited with a Profit Sharing Plan Excess Amount that is equivalent to the amount of Company Contributions which could not be allocated to the Participant’s Account for the Plan Year by reason of all limitations on compensation and Company Contributions applicable to Profit Sharing Plan Company Contributions under the Code and Treasury regulations under the Code, including (i) the limitation on annual compensation of an Employee that may be taken into account under Code section 401(a)(17), (ii) the limitation on contributions and other additions under Code section 415(c), and (iii) the exclusion of the amount that a Participant has elected to defer out of his or her Base Salary or Bonus under this Plan from “compensation” as defined in the Profit Sharing Plan and/or used for calculation of Profit Sharing Plan contributions and allocations, which amount is to be credited to a Participant’s Account under Section 5.4 of the Plan.

Qualified Employer Plan Excess Amounts

"Qualified Employer Plan Excess Amounts" means amounts deferred by or for a Participant with respect to participation and/or benefits provided under a qualified defined contribution plan or defined benefit plan established and maintained by the Employer, as more particularly provided for under Article V and otherwise in this Plan.

Retirement Plan

“Retirement Plan” means the Retirement Plan for Employees of ONEOK, Inc. and Subsidiaries.

Retirement Plan Covered Compensation Excess Account

“Retirement Plan Covered Compensation Excess Account” means the account maintained on the books of the Employer for the purpose of accounting for the Retirement Plan Covered Compensation Excess Amount and for the amount of investment return credited thereto for each Participant pursuant to Article VI of the Plan.

Retirement Plan Covered Compensation Excess Amount

“Retirement Plan Covered Compensation Excess Amount” means an amount for a Participant who is a participant in the Retirement Plan, and not a participant in the ONEOK, Inc. 2005 Supplemental Executive Retirement Plan nor a participant in the Profit Sharing Plan, that is equal to the Participant’s Compensation for the Plan Year less the limitations on compensation and contributions by the Corporation under the Code and Treasury regulations under the Code, including (i) the limitation on annual compensation of an Employee that may be taken into account under Code section 401(a)(17), and (ii) the limitation on contributions and other additions under Code section 415(c) multiplied by the applicable percentage for determining the Company Contributions under the Profit Sharing Plan for the Plan Year, which amount is to be credited to be allocated to, or recorded in and accounted for in the Account of a Participant under Section 5.5 of the Plan.

Retirement Plan Excess Amount

“Retirement Plan Excess Amount” means the additional amount payable to a Participant with respect to the Retirement Plan pursuant to Section 7.13.

Separation from Service

“Separation from Service” means the termination of a Participant’s employment with the Corporation other than by reason of the Participant’s Disability or death.

Shares

“Shares” means the common stock, par value $0.01 per share, of the Corporation and any other securities into which such shares are changed or for which such shares are exchanged.

Short-Term Deferral

“Short-Term Deferral” means a deferral elected by a Participant under which payment of the Plan Benefit shall be deferred to commence at a Specified Time of Distribution irrespective of the Participant’s Separation from Service that is specified by the Participant in his or her Election, that shall be not less than five (5) years after the Participant’s Election thereof; provided, that the Committee, may, in its sole discretion, determine and direct that a shorter period, of not less than one (1) year, be applied to any Short-Term Deferral. If a Subsequent Election is made, the Plan Benefit deferred by a Short-Term Deferral in the Election shall then be distributed and paid at the Subsequent Election Specified Time of Distribution elected in the Subsequent Election.

Specified Employee

"Specified Employee" means an Employee who, as of the date of the Employee's separation from service, is a key employee of a Corporation if any stock of the Corporation is then publicly traded on an established securities market or otherwise; and for purposes of this definition, an Employee is a key employee if the Employee meets the requirements of Code Section 416(i)(1)(A)(i), (ii), or (iii) (applied in accordance with the regulations thereunder and disregarding section 416(i)(5)) at any time during the 12-month period ending on a Specified Employee Identification Date. If an Employee is a key employee as of a Specified Employee Identification Date, the Employee shall be treated as a key employee for purposes of the Plan for the entire 12-month period beginning on the Specified Employee Effective Date. For purposes of identifying a Specified Employee by applying the requirements of section 416(i)(1)(A)(i), (ii), and (iii), the definition of compensation under §1.415(c)-2(a) shall be used, applied as if the Corporation were not using any safe harbor provided in §1.415(c)-2(d), were not using any of the elective special timing rules provided in §1.415(c)-2(e), and were not using any of the elective special rules provided in §1.415(c)-2(g).

Specified Employee Effective Date

"Specified Employee Effective Date" is the first day of the fourth month following the Specified Employee Identification Date.

Specified Employee Identification Date

"Specified Employee Identification Date" means December 31.

Specified Time

“Specified Time” means a date or dates that are not discretionary and objectively determinable at the time an amount of compensation is deferred and at which objectively determinable deferred amounts are to be payable.

Specified Time of Distribution

“Specified Time of Distribution” means a Specified Time at which compensation deferred by a Participant’s Election pursuant to the Plan is required to be distributed or paid and which is specified in writing by the Participant in and at the time the deferral of such compensation is elected by the Election of a Participant.

Subsequent Election

“Subsequent Election” means an election made by a Participant with respect to the time of distribution or payment of deferred compensation and Plan Benefit under the Plan that is made at any time after Election that is made by the Participant and/or Corporation with respect to such deferred compensation.

Subsequent Election Specified Date

"Subsequent Election Specified Date" shall mean a specified fixed date in a calendar year that must be specified in writing by the Participant in a Subsequent Election that is not less than five (5) years from the date payment would otherwise have been made to the Participant under the Plan if such Subsequent Election was not made by the Participant. The written specification of the Subsequent Election Specified Date shall in all cases specify and fix a Specified Time that is not less than five (5) years from the date payment would otherwise have been made to the Participant, it being contemplated and intended that such written specification shall, without limitation, in the case of a Long-Term Deferral (i) meet the requirement in the case of a Participant who has not attained the age of fifty (50) years that the specified Subsequent Election Specified Date be on or after the date the Participant would attain the age of fifty-five (55) years, and (ii) meet the requirement in the case of a Participant who has attained the age of fifty (50) years, that the specified Subsequent Election Specified Date be not less than five (5) years from the date next following the date of the Subsequent Election; and in the case of a Short-Term Deferral meet the requirement that the Subsequent Election Specified Date is not less than five (5) years after the date payment would otherwise have been made to the Participant.

Subsequent Election Specified Time of Distribution

"Subsequent Election Specified Time of Distribution" means:

(a) in the case of a Long-Term Deferral, a Specified Time of Distribution that shall be the first date on or after the Subsequent Election Specified Date for the Long-Term Deferral on which the Participant has (i) attained the age of fifty (50) years, (ii) completed five (5) years of service with the Corporation, and (iii) had a Separation from Service, and

(b) in the case of a Short-Term Deferral, a Specified Time of Distribution that shall be the Subsequent Election Specified Date for the Short-Term Deferral.

Subsidiary

“Subsidiary” means any corporation of which the Corporation owns, directly or indirectly, at least a majority of the shares of stock having voting power in the election of directors of such corporation.

Supplemental Credit Amount

“Supplemental Credit Amount” means a supplemental amount that may be deferred at the election and direction of the Committee under Section 4.3(b).

Taxable Year

“Taxable Year” shall mean the Plan Year commencing January 1 and ending the following December 31.

Thrift Plan

“Thrift Plan” means the Thrift Plan for Employees of ONEOK, Inc. and Subsidiaries.

Thrift Plan Excess Employee Amount

"Thrift Plan Excess Employee Amount" means an amount equal to the amounts that would have been allocated to the Participant's Account under the Thrift Plan for the Plan Year by reason of the Participant's elections under the Thrift Plan, minus the amount that was allocated to the Participant's account under the Thrift Plan for that Plan Year it being intended that a Participant shall have credited to the Participant’s Account the amount of contributions which could not be allocated to the Participant’s Thrift Plan account for the Plan Year by reason of and after application of the limitations on compensation and contributions or annual additions and otherwise applicable to the Thrift Plan under the Code and Treasury regulations, including (i) Code section 401(a)(17), (ii) Code section 415(c), (iii) the exclusion of the amount the Participant elected to defer out of his or her Compensation under this Plan from “compensation” as defined and/or used for calculation of Thrift Plan contributions or allocations, and other limitations on Thrift Plan employee elective contributions under the Code.

Thrift Plan Excess Matching Amount

“Thrift Plan Excess Matching Amount” means an amount equal to the Participant’s Thrift Plan Matching Contribution Percentage under the Thrift Plan for the Plan Year multiplied by the Participant’s compensation as defined in the Thrift Plan and/or used for calculation of Thrift Plan contributions and allocations in that Plan Year, minus the amount of Thrift Plan matching contributions made by the Corporation that are allocated to the Participant’s Thrift Plan account for that Plan Year; it being intended that a Participant shall have credited to the Participant’s Account the amount of matching contributions which could not be allocated to the Participant’s Thrift Plan account for the Plan Year by reason of and after application of the limitations on compensation and contributions or annual additions and otherwise applicable to the Thrift Plan under the Code and Treasury regulations, including (i) Code section 401(a)(17), (ii) Code section 415(c), (iii) the exclusion of the amount the Participant elected to defer out of his or her Compensation under this Plan from “compensation” as defined and/or used for calculation of Thrift Plan contributions or allocations, and other limitations on Thrift Plan matching contributions under the Code.

Thrift Plan Matching Contribution Percentage

“Thrift Plan Matching Contribution Percentage” means the matching contribution percentage in effect for a specific Plan Year under the Thrift Plan.

Trust

“Trust” means a trust created and established pursuant to Section 11.2 of the Plan, or otherwise by the Corporation with respect to the Plan.

Unforeseeable Emergency

“Unforeseeable Emergency” means a severe financial hardship to the Participant resulting from illness or accident of the Participant, the Participant’s spouse, or a dependent (as defined in Code Section 152(a)) of the Participant, loss of the Participant’s property due to casualty, or other similar extraordinary circumstances arising as a result of events beyond the control of the Participant, including such events and circumstances as are described and considered to be an unforeseeable emergency under Code section 409A and the regulations thereunder. It is intended and directed with respect to any such unforeseeable emergency that any amounts distributed under the Plan by reason thereof shall not exceed the amounts necessary to satisfy such emergency plus amounts necessary to pay taxes reasonably anticipated as a result of the distribution, after taking into account the extent to which such hardship is or may be relieved through reimbursement or compensation by insurance or otherwise or by liquidation of the Participant’s assets (to the extent the liquidation of such assets would not itself cause severe financial hardship).

ARTICLE III
ELIGIBILITY AND PARTICIPATION

3.1	Eligibility

Eligibility to participate in the Plan shall be granted to those Eligible Employees who are designated by the Committee. Subject to Section 3.4, below (providing for exclusion of Employees not qualifying under certain definitional terms of federal law), the Committee shall adopt a complete written list and/or designation of the Eligible Employees, by individual name or by reference to an identifiable group of persons or by descriptions of the components of compensation of an individual which would qualify the individuals who are eligible to participate, and all of whom shall be a select group of management or highly compensated employees. The written list and/or designation of Eligible Employees by the Committee, from time to time, shall be adopted and maintained in the records of the Committee and Corporation.

3.2           Participation

Participation in the Plan shall be limited to Eligible Employees who make an Election to participate in the Plan by timely filing a Participation Agreement with the Committee. An Eligible Employee shall commence participation in the Plan upon the first day of the Plan Year or Fiscal Year as the case may be, designated in his or her Participation Agreement filed with the Committee prior to the beginning of such Plan Year.

The Committee may in its sole discretion, allow in the case of the first Plan Year in which an individual becomes an Eligible Employee to make an initial Election to participate in the Plan and elect a deferral with respect to Compensation or other amounts that become payable under the Plan for services to be performed after the Election; provided, that any Election by such an Eligible Employee shall be made within thirty (30) days after the date he/she becomes eligible to participate in the Plan.

3.3           Elections to Participate Irrevocable

A Participant may not change a previously elected percentage of compensation deferred by an Election, or terminate his or her Election to participate in the Plan and defer compensation for a Plan Year. Except as may otherwise be determined and approved by the Committee pursuant to the Plan, a Participant’s Election to defer compensation shall only be effective as of the beginning of the next Plan Year following receipt of the Participant’s Election by the Corporation. Determinations on all Elections and of any effective dates other than as specified above, shall be made by the Committee in accordance with its prevailing administrative procedures.

3.4           Exclusion from Eligibility

Notwithstanding any other provisions of this Plan to the contrary, if the Committee determines that any Participant may not qualify as a “management or highly compensated employee” within the meaning of ERISA, or regulations thereunder, the Committee may determine, in its sole discretion, that such Participant shall cease to be eligible to participate in this Plan.

ARTICLE IV
DEFERRAL OF COMPENSATION AND EXCESS AMOUNTS

4.1           Amount and Time of Election to Defer

(a)
Time of Election. A Participant’s Election to defer compensation for services performed during a Plan Year shall be made not later than the close of the preceding Plan Year, or such other time as provided in Treasury Regulations published under Code Section 409A; provided that in the case of the first Plan Year in which a Participant becomes eligible to participate in the Plan, such Election may be made with respect to services to be performed subsequent to the Election within thirty (30) days after the Participant becomes eligible to participate in the Plan. A Participant’s Election to defer that part of Compensation which constitutes Bonus that constitutes Performance-Based Compensation based on services over a period of at least twelve (12) months in and for a Plan Year shall be made no later than six (6) months before the end of that Plan Year.

(b)
Participant Election Amounts. With respect to each Plan Year, a Participant may voluntarily elect the deferral of compensation by making an Election for deferral of or within the percentages stated below, and subject to the terms described in Exhibit B attached hereto; provided, that each Participant who makes an Election for a Plan Year may elect a deferral that is within or consists of one (1) or more of the following allowable percentages (in one percent (1%) increments) and types of compensation and amounts for that Plan Year, as applicable:

(1)	deferral of at least two percent (2%) and not more than ninety percent (90%) of the Participant’s Base Salary for the Plan Year;

(2)	deferral of at least ten percent (10%) and not more than ninety percent (90%) of the Participant’s Bonus for the Plan Year;

deferral of one hundred percent (100%) of each Qualified Employer Plan Excess Amount (except the Retirement Plan Excess Amount) to be accrued or deferred by or for the Participant for the Plan Year;

(c)
Corporation Election Amounts. The Supplemental Credit Amount and Retirement Plan Excess Amount shall be deferred as elected and designated by the Corporation as provided for in Sections 4.3(b) and 7.13, respectively, below.

(d)
Election Choices and Effect. The deferral and crediting of Compensation, a Qualified Employer Plan Excess Amount and/or Supplemental Credit Amount to the Account of a Participant shall be made in respect of an Election of a Participant or the Corporation for a Plan Year as follows:

(1)	A Participant may elect to defer Base Salary or Bonus for services performed during a Plan Year.

(2)
A Participant who does not elect to defer Base Salary or Bonus for services performed during a Plan Year may nevertheless elect to defer a Qualified Employer Plan Excess Amount, (except the Retirement Plan Excess Amount), which shall be deferred and credited to the extent applicable and as provided for and in accordance with Article V, below, for the Plan Year.

(3)
Notwithstanding any other provisions herein, a Participant shall be required to elect to defer and have credited all Qualified Employer Plan Excess Amounts (except the Retirement Plan Excess Amount)  to which he or she is or becomes entitled to for a Plan Year, and shall not be allowed to defer only one or several of the Qualified Employer Plan Excess Amounts and not others for a Plan Year.

(e)
Except as otherwise expressly provided in the Plan in the case of mid-year Elections for new Participants, an Election to defer Base Salary, Bonus, Qualified Employer Plan Excess Amounts or Supplemental Credit Amounts shall apply only to the next Plan Year following such Election. Except as otherwise directed by the Committee, Participants in the Plan shall make separate and new Elections  for each Plan Year.

4.2           Deferral Periods; Payment

(a)
Participant Elections of Specified Time of Distribution. Every Election made by a Participant shall include a specific election of the Participant of deferral of compensation (i) to be paid or distributed at a Specified Time or pursuant to a Fixed Schedule, and (ii) in a specific form of payment stated in the Election.

(b)
Deferral of Base Salary or Bonus. Subject to the requirements of Section 4.2(d), below, a Participant shall be allowed to defer Base Salary or Bonus under the Plan by electing either a Long-Term Deferral or a Short-Term Deferral. The Participant shall elect and designate his or her deferral period as either a Long-Term Deferral or a Short-Term Deferral in the Election and Participation Agreement filed by the Participant with the Committee for a Plan Year.

(c)
Qualified Employer Plan Excess Amounts, Supplemental Credit Amounts; Only Long-Term Deferral. For compensation of Participants in Plan Years beginning on or after January 1, 2009, subject to the requirements of Section 4.4, below, every Election to defer and credit with a Qualified Employer Plan Excess Amount and/or a Supplemental Credit Amount shall be a Long-Term Deferral.

(d)
Early Separation from Service. Notwithstanding the foregoing or any Specified Time or form of payment elected by a Participant in his/her Election or otherwise elected and specified by the Corporation pursuant to Plan, or in any allowed Subsequent Election, in the event the Participant has an Early Separation from Service the Participant’s Plan Benefit shall be paid and distributed to the Participant in a single lump sum payment at the Participant’s Early Separation from Service Distribution Date, except for Short-Term Deferral installment payments that have already commenced, as described and provided fro in Section 7.7 of the Plan. The time and form of payment in event of an Early Separation from Service is determined and specified by the Corporation under the Plan, and a Participant may change or modify such time and form of payment, and may not elect otherwise by his/her Election or any Subsequent Election.

(e)
The Investment Return and/or any other actual, notional or deemed earnings credited to a Participant's Account pursuant to this Plan with respect to any Deferred Compensation by an Election of a Participant or the Corporation shall be paid at the same time and in the same form of payment as the Participant has elected in his/her Election for such Deferred Compensation , and no separate election or time or form of payment shall be allowed or occur with respect to the Investment Return or other earnings credited.

4.3           Committee Authority; Deferral of Compensation

(a)
General. Subject to the requirements of Section 4.4, below, the Committee may, in its sole discretion, determine and direct that the amount of deferral and period of deferral which may be elected for Deferred Compensation, for any particular Plan Year or other period of service, be limited to an amount or amounts, and for a period or periods other than that which is otherwise generally provided herein.

(b)
Supplemental Credit Amount. The Committee may elect to have a Supplemental  Credit Amount credited to the Account of a Participant with respect to a Plan Year. A Supplemental Credit Amount shall be established and deferred by irrevocable designation of the time and form of payment by the Corporation, by the written action and election of the Committee or its designee, which shall be made no later than the later of the time the Participant becomes entitled to the amount thereof by such designation, or if later, the time the Participant would be required to make an election if the Participant were provided such election. The Corporation by this Plan designates that each such Supplemental Credit Amount designated by it in a Plan Year shall be deferred for the same period, and be payable at the same Specified Time and in the same form of payment as the Long-Term Deferrals of and for a Participant for that Plan Year. A Participant shall have no right or opportunity to make any election with respect to the amount, deferral and the time and form of payment of a Supplemental Credit Amount.

4.4           General Requirements for All Elections

Notwithstanding anything to the contrary expressed or, implied herein, the following requirements stated in this Section 4.4 shall apply to the Plan and to all Elections by Participants under the Plan.

(a)	Time of Election. The deferral of compensation for services performed by a Participant may be deferred by Election only if the Election to defer compensation payable with respect to services performed by the Participant in the immediately following year is made and becomes irrevocable not later than the close of the Plan Year (December 31), or such other time as is provided for in Treasury Regulations issued under Code Section 409A. Each Election to defer compensation shall be made not later than the close of the Participant’s taxable year preceding the service year. Provided, that in the case of the first year in which a Participant is eligible to participate in the Plan, such Election may be made with respect to services to be performed subsequent to the Election within thirty (30) days after the date the Participant becomes eligible to the participate in the Plan. Provided, further, in the case of any Performance-Based Compensation based on services performed over a period of at least twelve (12) months, such Election may be made on or before the date that is six (6) months before the end of the performance period, provided that the Participant performs services continuously from the later of the beginning of the performance period or the date the performance criteria are established through the date an Election is made and provided the criteria are established through the date an Election is made, and in no event may such an Election to defer Performance-Based Compensation be made after such Performance-Based Compensation has become readily ascertainable.

(b)	Time and Form of Payment. Every Election to defer compensation shall include an election as to the Specified Time and form of payment and distribution of the compensation deferred.

4.5           Subsequent Elections

(a)
General. Any Subsequent Election that is made under the Plan to elect a delay in a payment or a change in the form of payment of compensation deferred by an Election under the Plan, shall not take effect until at least twelve (12) months after the date on which it is made. In the case of a Subsequent Election related to a payment to be made upon Separation from Service of a Participant, at a Specified Time or pursuant to a Fixed Schedule, or upon a Change in Ownership or Control, the first payment with respect to which Subsequent Election is made shall be deferred for a period of not less than five (5) years from the date such payment would otherwise have been made; and any such Subsequent Election related to a payment at a Specified Time or pursuant to a Fixed Schedule may not be made less than twelve (12) months prior to the date of the first scheduled payment to which it relates.

(b)
No Subsequent Election shall be allowed to be made under the Plan that does not comply with the provisions of section 409A of the Code and Treasury Regulations. A Subsequent Election may be made and effective under the Plan with respect to the payment of deferred compensation only if the following conditions are met:

(1)	Such Subsequent Election shall not take effect until at least twelve (12) months after the date on which it is made;

(2)
Except in the case of an election permitted under Section 409A and the Treasury Regulations §1.409A-3(a)(2) (payment on account of disability), § 1.409A-3(a)(3) (payment on account of death), or §1.409A-3(a)(6) (payment on account of the occurrence of an unforeseeable emergency), the payment with respect to which such Subsequent Election shall be deferred for a period of five (5) years from the date such payment would otherwise have been paid (or in the case of a life annuity or installment payments treated as a single payment, five (5) years from the date the first amount was scheduled to be paid); and

(3)
Any Subsequent Election related to a payment described in Treasury Regulations §1.409A-3(a)(4) (payment at a specified time or pursuant to a fixed schedule) shall be made not less than twelve (12) months before the date the payment is scheduled to be paid (or in the case of a life annuity or installment payments treated as a single payment, twelve (12) months before the date the first amount was scheduled to be paid).

(c)
A Participant by or for whom an Election to defer compensation has been made under the Plan may make a Subsequent Election to change the time of payment of such deferred compensation by written instrument filed with the Committee in such form as it may prescribe at least twelve months (12) prior to the date of the first scheduled payment to which it relates.

(d)
A Participant who has not made any prior Subsequent Election to change the Normal Specified Time of Distribution of deferred compensation under the Plan provided for in the Election shall be allowed to make a Subsequent Election applicable to such Normal Specified Time of Distribution in accordance with this Section 4.5 and the other provisions of the Plan.

(e)
A Participant who has made a prior Subsequent Election of a Subsequent Election Specified Time of Distribution of Deferred Compensation under the Plan shall be allowed to make another Subsequent Election applicable to such Subsequent Election Specified Time of Distribution in accordance with this Section 4.5 and other provisions of the Plan.

(f)	A Participant shall not be authorized to make changes between Long-Term and Short-Term Deferrals elected or provided for in an Election by making a Subsequent Election.

(g)
The Committee shall be authorized to administer, construe and interpret the foregoing provisions and the Plan with respect to all Subsequent Elections to assure compliance with the intent thereof and the requirements of the Plan and of section 409A of the Code and Treasury Regulations.

(h)	Notwithstanding the foregoing provisions, the Committee, in its sole discretion, shall be authorized to determine, from time to time and/or in the particular case of any one or more Participants, that a Subsequent Election not be allowed to be made to change the time of payment of deferred compensation under the Plan.

4.6           Crediting Deferred Base Salary and Bonus

The amount of Base Salary that a Participant elects to defer pursuant to an Election of the Participant under the Plan shall be credited by the Employer to the Participant’s Account monthly, provided that the Employer shall reduce the deferral amount credited by the amount of taxes, including taxes imposed by the Federal Insurance Contribution Act (FICA) or other amounts, if any, required to be withheld by the Employer from a Participant’s Compensation pursuant to any state, federal or local law. The amount of Bonus that a Participant elects to defer pursuant to an Election of the Participant under the Plan shall be credited by the Employer to the Participant’s  Account at the time the Bonus would otherwise be paid or payable to the Participant under the Incentive Plan pursuant to which such Bonus is paid or payable.

4.7           Crediting of Plan Excess Amounts

The amount of any Qualified Employer Plan Excess Amount or  Supplemental Credit Amount  that a Participant or the Corporation elects to defer pursuant to an Election of the Participant or the Corporation shall be credited in accordance with Article V, below. Such amounts shall be credited on or before the last day of the Plan Year for which they are deferred by the Participant or Corporation Election.

ARTICLE V
PLAN EXCESS AMOUNT

5.1           General

(a)
Qualified Employer Plan Excess Amounts. There shall be deferred and credited to the Account of a Participant the Qualified Employer Plan Excess Amounts (except the Retirement Plan Excess Amount) that apply to such Participant for the Plan Year by reason or and based upon his/her participation during the Plan Year in one or more qualified defined contribution plans or defined benefit plans of the Corporation, as more particularly described and provided for in this Article V, including the Thrift Plan, Profit Sharing Plan and Retirement Plan. A Participant shall be entitled to defer and have credited to his/her Account such Qualified Employer Plan Excess Amounts (except the Retirement Plan Excess Amount) to the extent he/she is a participant in the qualified plan of the Corporation and his/her participation in, and benefits under such qualified plan come under and are affected in the manner described herein below.

(b)
Supplemental Credit Amount. There shall be deferred and credited to the Account of a Participant Supplemental Credit Amounts that apply to such Participant for the Plan Year by reason or and based upon his/her entitlement thereto during the Plan Year as specified in the written authorization and direction of the deferral and credit thereof by the Corporation. A Participant shall be entitled to defer and have credited to his/her Account such Supplemental Credit Amounts to the extent provided for in such authorization.

5.2           Thrift Plan Excess Employee Amount

a. The Employer shall provide and credit a Thrift Plan Excess Employee Amount elected under this Plan for each Participant making an Election thereof and eligible to make and be allocated contributions under the Thrift Plan; except that the Committee may, in its discretion, prior to any Plan Year, make a determination not to provide for the election and crediting of Thrift Plan Excess Employee Amounts for that Plan Year.

b. The Thrift Plan Excess Employee Amount under the Plan for each Participant under this Section 5.2 shall be credited by the Employer as soon as practicable after the time the related contributions and allocations are made under the Thrift Plan, and no later than ninety (90) days after the end of the Plan Year that includes the time that the related contributions and allocations are made under the Thrift Plan.

5.3           Thrift Plan Excess Matching Amount

a. The Employer shall provide and credit a Thrift Plan Excess Matching Amount elected under this Plan with respect to each Participant making an Election thereof and eligible to be allocated matching contributions under the Thrift Plan; except that the Committee may, in its discretion, prior to any Plan Year, make a determination not to provide for the crediting of Thrift Plan Excess Matching Amounts for that Plan Year.

b. The Thrift Plan Excess Matching Amount under the Plan for each Participant under this Section 5.3, above, shall be credited by the Employer as soon as practicable after the time the related matching contributions are made under the Thrift Plan, and no later than ninety (90) days after the end of the Plan Year that includes the time that the related matching contributions are made under the Thrift Plan.

5.4           Profit Sharing Plan Excess Amount

a. The Employer shall provide and credit a Profit Sharing Plan Excess Amount under this Plan with respect to each Participant making an Election thereof and eligible to be allocated contributions under the Profit Sharing Plan; except that the Committee may, prior to any Plan Year, make a determination not to provide for the crediting of Profit Sharing Plan Excess Amounts for that Plan Year.

b. The Profit Sharing Plan Excess Amount under the Plan for each Participant under this Section 5.4, shall be credited by the Employer as soon as practicable after the time the related contributions and allocations are made under the Profit Sharing Plan, and no later than ninety (90) days after the end of the Plan Year that includes the time that the related contributions and allocations are made under the Profit Sharing Plan.

5.5           Retirement Plan Covered Compensation Excess Amount

a. The Employer shall provide and credit a Retirement Plan Covered Compensation Excess Amount elected and deferred under this Plan for each Participant making an Election thereof and eligible to participate in the Retirement Plan, and not participating in the ONEOK, Inc. 2005 Supplemental Executive Retirement Plan; except that the Committee may, in its discretion, prior to any Plan Year, make a determination not to provide for the election and crediting of Retirement Plan Covered Compensation Excess Amounts for that Plan Year.

b. The Retirement Plan Covered Compensation Excess Amount under the Plan for a Participant under this Section 5.5 shall be credited by the Employer as soon as practicable after the time the related accruals and contributions are made under the Profit Sharing Plan, and no later than ninety (90) days after the end of the Plan Year that includes the time that the related contributions and allocations are made under the Profit Sharing Plan.

5.6           Supplemental Credit Amount

a. The Employer shall provide and credit a Supplemental Credit Amount if elected and deferred by the Corporation under this Plan for each Participant; except that the Committee may, in its discretion, prior to any Plan Year, make a determination not to provide for the election and crediting of Supplemental Credit Amounts for that Plan Year.

b. The Supplemental Credit Amount under the Plan for a Participant under this Section 5.6shall be credited by the Employer as soon as practicable after the beginning of the Plan Year for which an election is made, and no later than ninety (90) days after the end of the Plan Year.

5.7           Required Elections to Defer Excess Amounts

The deferral, allowance, provision of and crediting of a Qualified Employer Plan Excess Amount shall be made and administered under this Plan if and to the extent elected by a Participant in such Participant’s Election made pursuant to and in accordance with the terms and provisions of Article IV. Provided, that Retirement Plan Excess Amounts deferred under this Plan are separately provided for and made payable under the Plan pursuant to and in accordance with Section 7.13 of the Plan; and Supplemental Credit Amounts are elected and made payable as determined by the Committee in accordance with Section 4.3(b) of the Plan.

ARTICLE VI
BENEFIT ACCOUNTS

6.1           Determination of Account

As of each Determination Date, a Participant’s Account shall consist of the balance of the Participant’s Account as of the immediately preceding Determination Date, plus the Participant’s Deferred Compensation  credited pursuant to Article V since the immediately preceding Determination Date, plus investment return credited as of such Determination Date pursuant to Section 6.2, minus the aggregate amount of distributions, if any, made from such Account since the immediately preceding Determination Date.

6.2           Crediting of Investment Return; Other Items to Participant Accounts

The Account of each Participant shall be periodically credited and increased, or debited and reduced, as the case may be, by the amount of investment return specified under Section 6.3. The

Account of each Participant shall also be debited and credited for any deemed purchases or sales of, or other deemed transactions involving securities provided for under the Plan. The Account,  shall be so credited and debited not less frequently than monthly in the manner established and determined from time to time by the Committee, in its sole discretion. The manner in which the Committee determines that a Participant’s Account shall be so debited or credited shall be described in written rules or procedures which shall be stated from time to time by a written description thereof which shall be attached to this Plan as Exhibit “D,” and furnished to the Participants in the Plan.

6.3           Investment Return; Designated Deemed Investment

The Investment Return shall be determined in the manner specified in Exhibit “C” attached hereto.

To the extent the Investment Return specified in Exhibit “C” attached hereto, applied to a Participant’s deferrals includes a rate that is to be determined from deemed investment of such  Participant’s Account in investment options specified therein, the Committee shall prescribe the manner and form in which a Participant may designate the deemed investment of deferrals and other amounts in his or her Account. A Participant will be allowed to change such designation of deemed investment monthly or with such other frequency as specified by the Committee, in its sole discretion. Provided, that notwithstanding anything to the contrary stated or implied by the Plan, including all Exhibits thereto, the use, reference to or consideration of any such deemed investments made by the Committee or Plan, or designated by Participants, the Committee and the Corporation shall not be obligated to make or cause to be made any particular type or form of investment with respect to the funding or payment of the Plan Benefits or Accounts of Participants under the Plan, and no Participant shall have the right to direct or in any manner control any actual investments, if any, made by the Employer or any other person for purposes of providing funds for paying liabilities of the Employer for benefits or otherwise under the Plan.  No Participant shall have any ownership or beneficial interest in any such actual investments made by the Employer.

6.4           Statement of Account

The Committee shall provide to each Participant a statement each calendar quarter setting forth the balance or balances of such Participant’s Account which have attributed an Investment Return as of the end of the calendar quarter showing all adjustments made thereto during such calendar quarter.

6.5           Vesting of Participant Accounts

Except as provided in Sections 10.1 and 10.2, below, a Participant shall be one hundred percent (100%) vested in his or her Account,  at all times: provided that  the vesting of a Participant’s Retirement Plan Excess Account shall be determined in like manner as the vesting of the Participant’s accrued benefit under the Retirement Plan.

ARTICLE VII
PAYMENT OF BENEFITS

7.1           Requirements for Distributions and Payments

Notwithstanding anything to the contrary expressed or implied herein, the following requirements stated in this Section 7.1 shall apply to the Plan, to all Elections or Subsequent Elections made by Participants under the Plan, and to all distributions and payments made pursuant to the Plan.

(a)	Any Compensation deferred under the Plan shall not be distributed earlier than

(1)	separation from Service of the Participant,

(2)	the date the Participant becomes Disabled,

(3)	death of the Participant,

(4)	a Specified Time (or pursuant to a Fixed Schedule) specified under the Plan at the date of deferral of such Compensation,

(5)	a Change in Ownership or Control, or

(6)	the occurrence of an Unforeseeable Emergency.

(b)
Notwithstanding the foregoing, in the case of a Participant who is a Specified Employee, no distribution shall be made before the date which is six (6) months after the date of the Participant’s Separation from Service, or, if earlier, the date of death of such Participant.

(c)
No acceleration of the time or schedule of any distribution or payment under the Plan shall be permitted or allowed, except to the extent provided in Treasury Regulations issued under Code Section 409A.

(d)
If the Plan, or the Committee acting pursuant to the Plan, permits under any Subsequent Election by a Participant a delay in a payment or a change in the form of payment of Compensation deferred under the Plan, such Subsequent Election shall not take effect until at least twelve (12) months after the date on which it is made. In the case of a Subsequent Election related to a payment to be made upon Separation from Service of a Participant, at a Specified Time or pursuant to a Fixed Schedule, or upon a Change in Ownership or Control, the first payment with respect to which such Subsequent Election is made shall be deferred for a period of not less than five (5) years from the date such payment would otherwise have been made; and any such Subsequent Election related to a payment at a Specified Time or pursuant to a Fixed Schedule may not be made less than twelve (12) months prior to the date of the first scheduled payment to which it relates.

7.2           Payment of Plan Benefit; Long-Term Deferrals

Subject to the requirements stated in Section 7.1, above, and Section 7.7 below, a Long-Term Deferral of Deferred Compensation shall be paid and distributed to the Participant at the Normal Specified Time of Distribution elected by a Participant (the Participant’s Separation from Service after attaining fifty (50) years of age and the completion of five (5) years of service with the Corporation). The Employer shall pay to the Participant the Plan Benefit in the form of payment specified and elected in the Participant’s Election and Participation Agreement pursuant to Section 7.5.

7.3           Payment of Plan Benefit; Short-Term Deferrals

Subject to the requirements stated in Section 7.1, above, and Section 7.7 below, a Short-Term Deferral of Compensation elected by a Participant shall be paid and distributed to a Participant at the Specified Time or pursuant to the Fixed Schedule designated and elected by the Participant in his or her Election and Participation Agreement. The Employer shall pay to the Participant the Plan Benefit in the form of benefit specified and elected in the Participant’s Election pursuant to Section 7.5; provided, that no part of a Short-Term Deferral may be paid prior to five (5) years following the Participant’s Election thereof.

7.4           Specified Employee Six (6) Month Required Delay in Distribution and Payment

In the case of any Participant who is a Specified Employee as of the date of a Separation from Service, distribution and payments of any deferred compensation and Plan Benefit may not be made before the date that is six (6) months after the date of Separation from Service (or, if earlier than the end of the six-month period, the date of death of the Specified Employee). For this purpose, a Participant who is not a Specified Employee as of the date of a Separation from Service will not be treated as subject to this requirement even if the Participant would have become a Specified Employee if the Participant had continued to provide services through the next Specified Employee Effective Date; and a Participant who is treated as a Specified Employee as of the date of a Separation from Service will be subject to this requirement even if the Participant would not have been treated as a Specified Employee after the next Specified Employee Effective Date had the Specified Employee continued in employment with the Corporation through the next Specified Employee Effective Date. The required delay in payment is met if payments to which a Specified Employee would otherwise be entitled during the first six (6) months following the date of Separation from Service are accumulated and paid on the first day of the seventh month following the date of Separation from Service, or if each payment to which a Specified Employee is otherwise entitled upon a Separation from Service is delayed by six (6) months. The Committee shall have and retain discretion to choose which method will be implemented, provided that no direct or indirect election as to the method may be provided to the Participant. For an affected Specified Employee, a date upon which the Committee or the Corporation designates that the payment will be made after the six-month delay is treated as a fixed payment date for purposes of the other requirements of the Plan once the Separation from Service has occurred.

7.5           Form of Distribution and Payment

The Plan Benefit payable to a Participant for Deferred Compensation shall be distributed and paid in one of the following forms, as elected by the Participant in and at the time of his or her Election.

(a)	For Participants who elect a Long-Term Deferral, the Plan Benefit shall be distributed and paid in one of the following elected forms elected by the Participant in such Election:

(1)
In annual payments of the vested Account balance, on and after the payment commencement date over a period of either five (5) or fifteen (15) years (together, in the case of each annual payment, with Investment Return thereon credited after the payment commencement date pursuant to Section 6.2), with the amount of each such annual payment to be determined by multiplying the remaining principal amount and undistributed income in the Participant’s Account by a fraction, the numerator of which is one (1) and the denominator of which shall be the number of remaining annual payments, including the payment then being calculated; or

(2)	A lump sum.

(b)	For Participants who elect a Short-Term Deferral, the Plan Benefit shall be distributed and paid in one of the following forms elected by the Participant in such Election:

(1)
Annual payments of a fixed amount which shall amortize the vested Account balance, on and after the payment commencement date over a period of from two (2) to four (4) years (together, in the case of each annual payments with Investment Return thereon credited after the payment commencement date pursuant to Section 6.2), with the amount of each such annual payment to be determined by multiplying the remaining principal amount and undistributed income in the Participant’s Account by a fraction, the numerator of which is one (1) and the denominator of which shall be the number of remaining annual payments, including the payment then being calculated; or

(2)	A lump sum.

(c)
For any Participant who has an Early Separation from Service, the Plan Benefit shall be distributed in a single lump sum payment, except for Short-Term Deferral installment payments that have already commenced, as provided for in Section 7.7 below.

7.6           Distribution and Payment for Subsequent Elections

Subject to the provisions of Section 7.1, above, if a Subsequent Election is made pursuant to the Plan, the payment and distribution shall be made at the Subsequent Election Time of Distribution that is elected and determined in and by such Subsequent Election.

7.7           Distribution and Payment for Early Separation from Service

Subject to the requirements stated in Section 7.1, above, and notwithstanding the foregoing provisions in Sections 7.2 and 7.3, a Long-Term Deferral and/or Short-Term Deferral shall be paid and distributed to a Participant upon his/her Early Separation from Service., The Employer shall pay to the Participant his/her Plan Benefit in a single lump sum payment equal to the balance of the Participant’s Account determined pursuant to Article VI. This lump sum payment shall be made notwithstanding any other period or time of payment that has been elected by the Participant. Provided, that any installment payments of a Short-Term Deferral to the Participant that have commenced and not been completed at such time shall continue to be paid in accordance with the existing schedule of payments.

7.8           Distribution and Payment of Plan Benefit Upon Disability

Subject to the requirements stated in Section 7.1, above, if a Participant becomes Disabled, the Employer shall distribute and pay to the Participant, or the Participant’s personal representative, a Plan Benefit. The payment and distribution shall be made upon the date the Participant is determined by the Committee to be Disabled. Notwithstanding any other provisions of the Plan, a cancellation of a Participant's Election with respect to deferral of compensation may be made by the Participant or the Committee where such cancellation occurs by the later of the end of the taxable year of the Participant or the 15th day of the third month following the date the Participant incurs a Disability. For purposes of this paragraph, a Disability refers to any medically determinable physical or mental impairment resulting in the Participant's inability to perform the duties of his or her position or any substantially similar position, where such impairment can be expected to result in death or can be expected to last for a continuous period of not less than six (6) months.

7.9           Distribution and Payment of Plan Benefit Upon Death

Subject to the requirements stated in Section 7.1, above, upon the death of a Participant the Participant’s Account shall be paid to the Participant’s Beneficiary. If the Participant has elected Long-Term Deferral, the Plan Benefit shall be paid to the Beneficiary over the time period elected by the Participant commencing as soon as practicable after the time of death of the Participant. If the Participant has elected a Short-Term Deferral, the Plan Benefit shall be paid to the Beneficiary in a single lump sum payment. However, the Retirement Plan Excess Amount will be paid to the same beneficiary as the Retirement Plan benefit.

7.10           Payment of Deferrals for Unforeseeable Emergency

Subject to the requirements stated in Section 7.1, above, in the case of an Unforeseeable Emergency, a Participant may apply in writing to the Corporation, or its designated agent, for the immediate distribution of all or part of his or her Plan Benefit; provided, that such a distribution shall not exceed the amounts necessary to satisfy the emergency involved plus amounts necessary to pay taxes reasonably anticipated as a result of the distribution, after taking into account the extent to which such hardship is or may be relieved through reimbursement or compensation by insurance or otherwise or by liquidation of the Participant’s assets (to the extent the liquidation of such assets would not itself cause severe financial hardship). In addition, the Participant must continue to defer Compensation subsequent to such distribution in accordance with the Participant’s Election and will not be permitted to elect to defer Compensation attributable to the calendar year subsequent to the calendar year of the distribution. The Corporation shall have the sole discretion as to whether such distribution shall be made, and its determination shall be final and conclusive. In making its determinations, the Corporation shall follow a uniform and nondiscriminatory practice.

7.11           Commencement of Distributions and Payments

Subject to the requirements stated in Section 7.1, above, and except as otherwise provided in Section 7.2, the commencement of payments under Sections 7.1 through 7.4, above, shall begin at the time specified by the Participant in his or her Election and Participation Agreement consistent with the terms and provisions of the Plan or Subsequent Election.

Except as otherwise expressly specified in the Plan, a distribution or payment shall be treated as made upon the date specified under the Plan if the payment is made at such date or a later date within the same taxable year of the Participant or, if later, by the 15th day of the third calendar month following the date specified under the Plan and the Participant is not permitted, directly or indirectly, to designate the taxable year of the payment. In addition, a distribution or payment shall be treated as made upon the date specified under the Plan and shall not treated as an accelerated payment if the payment is made no earlier than thirty (30) days before the designated payment date and the Participant is not permitted, directly or indirectly to designate the taxable year of the payment. For purposes of this paragraph, if the date specified is only a designated taxable year of the Participant, or a period of time during such a taxable year, the date specified under the Plan is treated as the first day of such taxable year or the first day of the period of time during such taxable year, as applicable. If calculation of the amount of the distribution or payment is not administratively practicable due to events beyond the control of the Participant (or Participant's beneficiary), the distribution or payment will be treated as made upon the date specified under the Plan if the distribution or payment is made during the first taxable year of the Participant in which the calculation of the amount of the distribution or payment is administratively practicable. For purposes of this section, the inability of a Corporation to calculate the amount or timing of a distribution or payment due to a failure of a Participant (or Participant's beneficiary) to provide reasonably available information necessary to make such calculation does not constitute an event beyond the control of the Participant.

7.12           No Acceleration of Distribution and Payment

No acceleration of the time or schedule of any payment or amount scheduled to be paid pursuant to the terms of the Plan shall be allowed, and no such accelerated payment may be made whether or not provided for under the expressed or implied terms of such Plan. Provided, that there may be an acceleration of a payment in accordance with the express provisions allowing the same under the Treasury regulations issued under Code Section 409A or the Committee may have discretion to permit such acceleration to be made consistent with the regulations. Provided, that a Participant shall have no discretion with respect to whether a payment will be accelerated, and the Corporation or Committee shall not provide a Participant a direct or indirect election as to whether the Corporation's or Committee's discretion to accelerate a payment will be exercised, even if such acceleration would be permitted under the regulations.

7.13           Retirement Plan Excess Amount

Subject to the requirements stated in Section 7.1, above, the Corporation shall pay to a Participant or his or her survivor Beneficiary, as the case may be, a Retirement Plan Excess Amount elected to be deferred and credited for the Participant by the Corporation that shall be equal to the amount by which such Participant’s retirement benefit under the Retirement Plan is reduced by reason of the deferred Compensation elected by the Participant under the Plan not being taken into account in the calculation of such Participant’s retirement benefit under the Retirement Plan, but only if such deferred Compensation is not taken into account in determining a retirement benefit or payment payable to such Participant under the ONEOK, Inc., 2005 Supplemental Executive Retirement Plan (SERP), nor under any other plan, arrangement or agreement of the Corporation other than this Plan

The Retirement Plan Excess Amount payable to a Participant, or his or her Beneficiary, under this Section 7.13 shall be paid commencing at the date of the Participant’s Normal Specified Time of Distribution under this Plan and the amount thereof shall be calculated pursuant to the Retirement Plan benefit formula in the manner it would be calculated if the Participant commenced payment of his/her Retirement Plan benefits at that time. However, if Participant is a SERP participant, the time and form of payment of the Participant’s Retirement Plan Excess Amount under this Plan shall be the time and form of payment that the Participant has made or makes under the SERP as to the time and form of payment of his/her benefits under the SERP; provided that such election under the SERP shall be considered an election by the Participant under this Plan that is subject to application of all pertinent requirements, restrictions and limitations of this Plan with respect to the time of making and effect of an Election or Subsequent Election, and/or the prohibition of an acceleration of payment of the Retirement Plan Excess Amount; and provided further, that to the extent that such an election would not comply with any of such requirements, restrictions or limitations, the time of payment shall be the Normal Specified Time of Distribution. The Retirement Plan Excess Amount shall be paid in the form of a 50% joint and survivor annuity, as defined in the Retirement Plan, if the Participant is married at the time of the Corporation’s Election, and shall be paid in the form of a single (straight) life annuity, as defined in the Retirement Plan, if the Participant is single at the time of the Corporation’s Election. The form of payment can be changed by Participant prior to commencement to another actuarially equivalent form of monthly annuity.

ARTICLE VII
BENEFICIARY DESIGNATION

8.1           Beneficiary Designation

Each Participant shall have the right, at any time, to designate any person or persons as his or her Beneficiary to whom payment under the Plan shall be made in the event of the Participant’s death prior to complete distribution to the Participant of his or her Account; provided, that the Retirement Plan Excess Amount shall be paid to the Participant’s beneficiary for Retirement Plan benefits. Any Beneficiary designation shall be made in a written instrument provided by the Committee. All Beneficiary designations must be filed with the Corporation and shall be effective only when received in writing by the Corporation.

8.2           Amendments

Any Beneficiary designation may be changed by a Participant by the filing of a new Beneficiary designation, which will cancel all the Participant’s prior Beneficiary designations filed with the Committee.

8.3           No Designation

If a Participant fails to designate a Beneficiary as provided above, or if all designated Beneficiaries predecease the Participant, then the Participant’s designated Beneficiary shall be deemed to be the Participant’s estate.

8.4           Effect of Payment

Payment to a Participant’s Beneficiary (or, upon the death of a primary Beneficiary, to the contingent Beneficiary or, if none, to the Participant’s estate) shall completely discharge the Employer’s obligations under the Plan.

ARTICLE IX
ADMINISTRATION

9.1           Plan Committee; Authority and Duties

(a)	The Plan shall be administered by the Committee, which shall consist of not less than three (3) members, appointed from time to time by the Board to serve at the pleasure of the Board.

(b)
Notwithstanding anything to the contrary expressed or implied herein, no member of the Committee shall have any right or authority to act, vote or decide upon any matter relating solely to such member under the Plan, or to act, vote upon or decide any issue or case in which such member's individual right to receive any Compensation under the Plan is particularly involved, or to take any action that would change or accelerate the deferral or payment of Compensation or benefits to such member in a manner or at a time not provided for under the Plan. In any case in which a member of the Committee is so disqualified to act and the remaining members cannot agree, or in any case where a majority or all of the members of the Committee are so disqualified, the Executive Compensation Committee of the Board shall appoint a substitute member or members of the Committee to exercise all powers of the disqualified member or members concerning the matter involved, or in the alternative the Executive Compensation Committee may, in its discretion, assume authority to act upon and decide the issues and case involved, with any such action and decision by it to be final and binding with respect to the Plan, Participants or other persons involved.

The Committee and its members shall have no discretion to allow or cause distribution or payment of the Account or any deferred compensation to any Participant at a time or in a form or manner that is not in accordance with the terms and provisions of the Plan, including the requirements of Section 7.1, above, and the requirements of Code Section 409A.

(c)
The Committee shall supervise the administration and operation of the Plan, may from time to time adopt rules and procedures governing the Plan and shall have authority to give interpretive rulings with respect to the Plan. The Committee shall have such other powers and duties as are specified in this Plan as the same may from time to time be constituted, and not in limitation but in amplification of the foregoing, the Committee shall have power, in its discretion to the exclusion of all other persons, to interpret the provisions of this instrument, to decide any disputes which may arise hereunder; to construe and determine the effect of Participant Agreements, Elections, beneficiary designations, and other actions and documents; to determine, in its discretion, all questions that shall arise under the Plan, including questions as to the rights of Employees to become Participants, as to the rights of Participants, any Beneficiary or other person with respect to the Plan, and including questions submitted by the trustee of a Trust created under Section 11.2 on all matters necessary for it properly to discharge its duties, powers, and obligations; to employ legal counsel, accountants, consultants and agents; to establish and modify such rules, procedures and regulations for carrying out the provisions of the Plan not inconsistent with the terms and provisions hereof, as the Committee, in its discretion, may determine; and in all things and respects whatsoever, without limitation, to direct the administration of the Plan and any such Trust with the trustee being subject to the direction of the Committee.

(d)
The Committee may supply any omission or reconcile any inconsistency in this instrument in such manner and to such extent as it shall deem expedient to carry the same into effect and it shall be the sole and final judge of such expediency.

(e)
The Committee may adopt such rules and regulations with respect to the signature by an Employee, Participant and/or Beneficiary as to any agreements, Elections or other papers to be signed by Employees or Participants or Beneficiaries and similar matters as the Committee shall determine in view of the laws of any state or states.

(f)
The Committee shall maintain or cause to be maintained complete and adequate records pertaining to the Plan, including but not limited to the Accounts of Participants, all matters involving any Trust of the Plan, and all other records which the Committee in its discretion determines are necessary or desirable in the administration of the Plan.

(g)
Any act which the Plan authorizes or requires the Committee to do may be done by a majority of the then members of the Committee. The action of such majority of the members expressed either by a vote at a meeting or in writing without a meeting, shall constitute the action of the Committee and shall have the same effect for all purposes as if assented to by all of the members of the Committee at the time in office, provided, however, that the Committee may, in specific instances, authorize one (1) of its members to act for the Committee when and if it is found desirable and convenient to do so.

9.2           Agents

The Committee may appoint an individual, who may be an employee of the Corporation, to be the Committee’s agent with respect to the day-to-day administration of the Plan. In addition, the Committee may, from time to time, employ other agents and delegate to them such administrative duties as it sees fit, and may from time to time consult with counsel who may be counsel to the Corporation.

9.3           Binding Effect of Decisions

Any decision or action of the Committee with respect to any question arising out of or in connection with the administration, interpretation and application of the Plan shall be final and binding upon all persons having any interest in the Plan.

9.4           Indemnity of Committee

The Corporation shall indemnify and hold harmless the members of the Committee and their agents duly appointed under Section 9.2 against any and all claims, loss, damage, expense or liability arising from any action or failure to act with respect to the Plan, except in the case of gross negligence or willful misconduct by any such member or agent of the Committee.

ARTICLE X
AMENDMENT AND TERMINATION OF PLAN

10.1           Amendment

(a)
The Corporation, on behalf of itself and of each Subsidiary may by action of the Board at any time amend, modify, suspend or reinstate any or all of the provisions of the Plan, except that no such amendment, modification, suspension or reinstatement may adversely affect any Participant’s Account, as it existed as of the day before the effective date of such amendment, modification, suspension or reinstatement, without such Participant’s prior written consent.

(b)
The Plan may also be so amended or modified by resolution of the Committee or by the Committee executing a written instrument containing such amendment or modification (pursuant to authority which has been duly delegated to the Committee by the Board and is hereby acknowledged and recognized); provided, that no amendment or modification of the Plan to increase any compensation of or benefits provided to Participants under the Plan, and no termination of the

Plan shall be made unless such amendment or modification, or termination, is authorized pursuant to a resolution duly adopted by the Board. Any action by resolution or a written instrument by the Committee shall be presumed to be effective without necessity of further action or approval of the Board. In the event any issue should arise with respect to respective authority of the Committee, or of the Board, and amendments or modifications of the Plan made by them that are or appear to be inconsistent, final authority shall be reserved to and exercisable by the Board and its action to amend or modify the Plan shall take precedence.

Written notice of any amendment or other action with respect to the Plan shall be given to each Participant.

10.2           Termination

The Corporation, on behalf of itself and of each Subsidiary, in its sole discretion, may by action pursuant to a resolution adopted by the Board terminate this Plan at any time and for any reason whatsoever. Upon termination of the Plan, the Committee shall take those actions necessary to administer any Participant Accounts existing prior to the effective date of such termination; provided, however, that a termination of the Plan shall not adversely affect the value of a Participant’s Account, the crediting of investment return under Section 6.2, or the timing or method of distribution of a Participant’s Account, without the Participant’s prior written consent.

ARTICLE XI
PLAN EFFECT, LIMITATIONS,
MISCELLANEOUS PROVISIONS

11.1           Nature of Employer Obligation; Funding

Participants, their Beneficiaries, and their heirs, successors and assigns, shall have no secured interest or claim in any property or assets of the Employer. The Employer’s obligation under the Plan shall be merely that of an unfunded and unsecured promise of the Employer to pay money in the future.

11.2           Trusts; Transfers of Assets, Property

(a)
Notwithstanding the foregoing, in the event of a Change in Ownership or Control, the Corporation shall create an irrevocable Trust, or before such time the Corporation may create an irrevocable or revocable Trust, to hold funds to be used in payment of the obligations of Employers under the Plan.

(b)
Notwithstanding anything otherwise expressed or implied herein, in the case of any assets set aside (directly or indirectly) in a such a Trust (or other arrangement determined by Treasury Regulations or otherwise pursuant to Code Section 409A) for purposes of paying deferred compensation under the Plan, no such assets (or such a Trust or other arrangement) shall ever be located or transferred outside the United States.

(c)
In the event of a Change in Ownership or Control or prior thereto, the Employers shall fund such Trust in an amount equal to not less than the total value of the Participants’ Accounts under the Plan as of the Determination Date immediately preceding the Change in Ownership or Control, provided that any funds contained therein shall remain liable for the claims of the general creditors of the respective Employers.

(d)
Pursuant to this Section 11.2, the Corporation may, without further reference to or action by any Employee, Participant, or any Beneficiary from time to time enter into such further agreements with a trustee or other parties, and make such amendments to said trust agreement or such further agreements, as the Corporation may deem necessary or desirable to carry out the Plan; from time to time designate successor trustees of such a Trust; and from time to time take such other steps and execute such other instruments as the Corporation may deem necessary or desirable to carry out the Plan. The Committee shall advise the trustee of any such Trust in writing with respect to all Plan Benefits which become payable under the terms of the Plan and shall direct the trustee to pay such Plan Benefits from the respective Participants’ Accounts, and the Committee shall have authority to otherwise deal with and direct the trustee of such a Trust in matters pertinent to the Plan.

(e)
It is intended that any Trust created hereunder is to be treated as a “grantor” trust under the Code, and the establishment of such a Trust is not intended to cause a Participant to realize current income on amounts contributed thereto, such a Trust is not intended to cause the Plan to be “funded” under ERISA and the Code, and any such Trust shall be so interpreted, and such Trust shall be funded in a manner that assets set aside or transferred to such Trust shall not be treated under Code Section 409A as property transferred in connection with the performance of services by reason of such assets being located or transferred outside the United States.

(f)
Notwithstanding anything to the contrary expressed or implied herein, no transfer of assets shall be made under or in connection with the Plan or Compensation deferred under the Plan that would constitute a transfer of property within the meaning of Code Section 83 with respect to such Compensation by reason of such assets becoming restricted to the provision of benefits under the Plan in connection with a change in the Corporation’s financial health, as provided for under Code Section 409A, and Treasury Regulations issued thereunder.

11.3           Nonassignability

No right or interest under the Plan of a Participant or his or her Beneficiary (or any person claiming through or under any of them), shall be assignable or transferable in any manner or be subject to alienation, anticipation, sale, pledge, encumbrance or other legal process or in any manner be liable for or subject to the debts or liabilities of any such Participant or Beneficiary.  If any Participant or Beneficiary shall attempt to or shall transfer, assign, alienate, anticipate, sell, pledge or otherwise encumber his or her benefits hereunder or any part thereof, or if by reason of his or her bankruptcy or other event happening at any time such benefits would devolve upon anyone else or would not be enjoyed by him or her, then the Committee, in its discretion, may terminate such Participant’s or Beneficiary’s interest in any such benefit (including the Account) to the extent the Committee considers necessary or advisable to prevent or limit the effects of such occurrence. Termination shall be effected by filing a written instrument with the Secretary of the Corporation and making reasonable efforts to deliver a copy to the Participant or Beneficiary whose interest is adversely affected (the “Terminated Participant”).

As long as the Terminated Participant is alive, any benefits affected by the termination shall be retained by the Employer and, in the Committee’s sole and absolute judgment, may be paid to or expended for the benefit of the Terminated Participant, his or her spouse, his or her children or any other person or persons in fact dependent upon him or her in such a manner as the Committee shall deem proper. Upon the death of the Terminated Participant, all benefits withheld from him or her and not paid to others in accordance with the preceding sentence shall be disposed of according to the provisions of the Plan that would apply if he or she died prior to the time that all benefits to which he or she was entitled were paid to him or her.

11.4           Captions

The captions contained herein are for convenience only and shall not control or affect the meaning or construction hereof.

11.5           Governing Law

The provisions of the Plan shall be construed and interpreted according to the laws of the State of Oklahoma.

11.6           Successors

The provisions of the Plan shall bind and inure to the benefit of the Corporation, its Subsidiaries, and their respective successors and assigns. The term “successors” as used herein shall include any corporate or other business entity which shall, whether by merger, consolidation, purchase or otherwise, acquire all or substantially all of the business and assets of the Corporation or a Subsidiary and successors of any such corporation or other business entity.

11.7           No Right to Continued Service

Nothing contained herein shall be construed to confer upon any Eligible Employee the right to continue to serve as an Eligible Employee of the Employer or in any other capacity.

ONEOK, Inc.

By:

EXHIBIT A

ONEOK, Inc.
2005 NONQUALIFIED DEFERRED COMPENSATION PLAN

Re:	Section 3.1 – Eligible Employees

Effective Date: December 18, 2008

Except as otherwise specifically determined by the Committee, the Committee has determined that the Chief Executive Officer of the Corporation is and shall in all cases be an Eligible Employee, and other Eligible Employees who may participate in the Plan shall be designated in writing by the Chief Executive Officer, or his designee, each Plan Year during the period after November 1 and prior to the next January 1 (“Designation Period”), with such designation to indicate the Eligible Employees for the Plan Year next following such Designation Period who shall be each Employee who (i) had Base Salary on November 1 of that Plan Year, which places such Employee in the group of Employees consisting of the top two percent (2%) of the Employees when ranked on the basis of Base Salary, (ii) is either an Officer of the Corporation or a highly compensated employee as defined in Code section 414(q), and (iii) is so designated by name in writing in an instrument signed by the Chief Executive Officer of the Corporation, or his designee. The designation of Eligible Employees for a Plan Year shall be reported to the Committee and Board in accordance with their directions.

An Employee must be an Eligible Employee prior to the beginning of a Plan Year in order to participate in the Plan for such Plan Year, unless otherwise determined by the Committee.

A list of the Eligible Employees who are so designated and approved for a Plan Year shall be made by the Chief Executive Officer, or his designee, the Committee, or by a duly authorized representative of the Committee, and be maintained with the Plan in the records of the Corporation.

EXHIBIT B

ONEOK, Inc.
2005 NONQUALIFIED DEFERRED COMPENSATION PLAN

Re:	Section 4.1 – Amount of Deferral

Effective Date: December 18, 2008

As of the date above, and effective until this Exhibit is modified by the Committee and Board, the table below indicates the types of compensation that are eligible for deferral by and in an Election of a Participant or the Corporation at the designated percentages stated:

Type of Compensation	Minimum Percentage That Must Be Deferred	Maximum Percentage That May Be Deferred
Base Salary	2%	*90%
Bonus (or the portion above a specified threshold)	10%	*90%
Type of Compensation	Percentage That Must Be Deferred
Qualified Employer Plan Amounts	100%
Supplemental Credit Amounts	100%

A Participant may defer Base Salary or Bonus only in 1% increments thereof.

*The Participant’s deferral shall be after deductions and withholding of amounts applicable to deferrals made by the Participant pursuant to other employee benefit plans of the Employer under Code Sections 125 and 401(k), and after deduction and withholding of all income and employment taxes required, as determined by the Committee and Employer, under uniform rules and procedures.

EXHIBIT C

ONEOK, Inc.
2005 NONQUALIFIED DEFERRED COMPENSATION PLAN

Re:	Section 2.1 – Investment Return

Date: December 18, 2008

A.	Long-Term Deferrals

The Investment Return on a Participant’s Account for Long-Term Deferrals  shall be the rate determined pursuant to the following:

1.
A Participant shall designate in writing to the Committee or its designee such deemed investments of the amount or amounts of his/her Account that are Long-Term Deferrals in the manner and form, and at such times as prescribed by the Committee.

2.
Unless otherwise determined in written action of the Committee that is described in a written explanation furnished to Participants prior to it becoming effective, the Plan shall provide for an Investment Return on Long-Term Deferrals based upon the notional or deemed investments directed from time to time by the Participant of his or her Long-Term Deferrals in one or more of the investment options then being provided for participant directed investments under the Thrift Plan and Profit Sharing Plan. The Committee and its designees shall establish administrative procedures for allowing Participant direction of deemed investment and the determination of the Investment Return thereon for Long-Term Deferrals of Participants.

3.
A Participant shall be allowed to change such designation at least once each calendar quarter, or more frequently as determined by the Committee, in its sole discretion. Such Investment Return shall be determined and calculated in the manner determined by the Committee, in its sole discretion, and added to or deducted from the amount or amounts of his/her Account that are Long-Term Deferrals periodically, not less frequently than annually. Such Investment Return Rate shall be so credited to or deducted from the amount or amounts of a Participant’s Account that are Long-Term Deferrals until all payments with respect thereto have been made to the Participant, or to the Participant’s designated Beneficiary pursuant to the Plan. The Employer shall not be liable or otherwise responsible for any decrease in a Participant’s Account because of the investment performance resulting from application of the foregoing provisions which make the Investment Return on the amount or amounts of a Participant’s Long-Term Deferrals under the Plan equivalent to the investment return that is realized by deemed investment of the Participant’s Long-Term Deferrals in his or her Account in Thrift Plan or Profit Sharing Plan investment options designated by the Participant.

Notwithstanding the foregoing, the Employer shall not be required to actually invest amounts deferred by a Participant nor the Account of any Participant in any particular form, type or amount of investment, and no Participant shall have the right to direct or in any manner control the actual investments, if any, made by the Employer or any other person for purposes of providing funds for paying the liabilities of the Employer for benefits or otherwise under the Plan; and a Participant shall not have any ownership or beneficial interest in any such actual investments that may be made by the Employer. In no event shall any Participant or Beneficiary have a right to receive an amount under the Plan other than that of a general unsecured creditor of the Employer notwithstanding the foregoing provisions with respect to the measurement and determination of a Participant’s Investment Return on his/her Long-Term Deferrals in his or her Account by reference to the performance of deemed investments in Thrift Plan or Profit Sharing Plan investment options designated by the Participant.

4.
A Participant shall be entitled to elect to have the Investment Return credited to and deducted from Long-Term Deferrals in his or her Accounts under the Plan.  A Participant shall make an Election of such Investment Return at the time and in the manner prescribed by the Committee.

B.	Short-Term Deferrals

For amounts deferred by a Participant as a Short-Term Deferral, the Investment Return will be the Five-Year Treasury Bond Rate as of the first business day of January of the Plan Year; provided, that the Corporation may determine such other Investment Return as it selects from time to time, in its discretion.

EXHIBIT D

ONEOK, Inc.
2005 NONQUALIFIED DEFERRED COMPENSATION PLAN

Re:	Section 6.2 – Crediting and Debiting of Investment Return,
Other Items To Participant Accounts
Date: December 18, 2008

A.	The Account of each Participant shall be periodically credited and increased, or debited and reduced, as the case may be, by the amount of Investment Return specified under Section 6.3 of the Plan.

B.
Except as otherwise provided herein, the Account shall be credited and debited with Investment Return and losses, if any, not less frequently than on a monthly basis after such Accounts have been adjusted for any deferrals, credits, debits, distributions and payments.

C.
A Participant’s Accounts will be charged with cost of any deemed purchases of securities and credited with proceeds of any deemed sales of securities which may be considered as made in respect to the Investment Return specified in Exhibit “C” of the Plan by reason of changes in deemed investments designated by such Participant, in substantially the same manner as would occur if such securities were being purchased or sold by a Participant under the Thrift Plan and/or Profit Sharing Plan. The Committee may, in its sole discretion, allocate, charge and credit other items and amounts to such deemed purchases and sales in a manner comparable to the administration of such items under the Thrift Plan and/or Profit Sharing Plan, as determined applicable.

D.	All of a Participant’s deferrals of Base Salary in a calendar month shall be deemed to be made as of the date it otherwise would have been paid to the Participant.

E.	A Participant deferral of Bonus will be credited and debited with Investment Return from the date of deferral.

F.
Until a Participant or his or her Beneficiary receives his or her entire account, the unpaid balance thereof shall be credited and debited with Investment Return as provided in Section 6.2 of the Plan.

G.	A Retirement Plan Excess Amount shall be determined, taken into account and made payable to a Participant as determined by the Committee in accordance with Section 7.13 of the Plan.